EXHIBIT 77.O

77.O	TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

Columbia Small Cap Fund, Inc.:

Qualifying transactions are listed below. On a quarterly basis, the Registrant's Board of Directors receives a Form 10F-3 containing information that enables them to determine that all purchases made during the quarter were effected in compliance with the Registrant's 10F-3 procedures.


1)	Issuer:                 California Pizza
Kitchen
	Date of Purchase:       2/6/2001
	Underwriter from whom Purchased:
                              BancAmerica
Montgomery
	Affiliated Underwriters:
		Robertson Stephens
	Other Members of Syndicate:
	                        U.S. Bancorp Piper
Jaffray
	                        Deutsche Bank Alex
Brown
	Aggregate dollar amount of purchase:
					$3,434,125
	Aggregate dollar amount of offering:
					$88,187,500
	Purchase price (net of fees and expenses):

	$25.9375 per share
	Date offering commenced:
					2/6/2001
	Commission:			$0.78



2)	Issuer:                 Simplex Solutions,
Inc.
	Date of Purchase:       5/2/2001
	Underwriter from whom Purchased:
                              First Boston (Credit
Suisse)
	Affiliated Underwriters:
		FleetBoston Robertson
Stephens
	Other Members of Syndicate:
	                        SG Cowen Securities
	                        Wells Fargo Van
Kasper
	Aggregate dollar amount of purchase:
					$232,800
	Aggregate dollar amount of offering:
					$48,000,000
	Purchase price (net of fees and expenses):

	$11.50
	Date offering commenced:
					5/2/2001
	Commission:			$0.50



3)	Issuer:                 Alliance Data Systems
	Date of Purchase:       6/7/2001
	Underwriter from whom Purchased:
                              Bear, Stearns & Co.
	Affiliated Underwriters:
		Robertson Stephens
	Other Members of Syndicate:
	                        William Blair & Co.
                              First Boston (Credit
Suisse)
                              Fox-Pitt, Kelton,
Inc.
                              Merrill Lynch & Co.
                              Raymond James &
Assoc.
                              Ferard Klauer
Mattison & Co.
	Aggregate dollar amount of purchase:
					$1,022,400
	Aggregate dollar amount of offering:
					$156,000,000
	Purchase price (net of fees and expenses):

	$11.50
	Date offering commenced:
					6/7/2001
	Commission:			$0.50